Exhibit 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Washington Trust Bancorp, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.

KPMG LLP

Providence, Rhode Island
December 5, 2000